UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

THE HIRTLE CALLAGHAN TRUST

(Name of Registrant as Specified In Its Charter)

BISYS Fund Services
100 Summer Street, Suite 1500
Boston, MA 02155

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

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☐	Fee paid previously with preliminary materials.

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THE HIRTLE CALLAGHAN TRUST

November 21, 2006
SPECIAL MEETING ADJOURNED TO DECEMBER 15, 2006
YOUR IMMEDIATE ATTENTION IS REQUESTED
Dear Shareholder:
Please be advised that the Special Meeting of the Hirtle Callaghan Trust scheduled for November 15, 2006 has adjourned to December 15, 2006. Our records indicate that we have not received your vote. For the reasons set forth in the proxy materials previously delivered to you, the Funds’ Board of Trustees unanimously recommends that you vote in favor of the proposal.
Your vote is important. Please take a moment now to vote your shares. For your convenience, we are enclosing another proxy card along with a pre-paid return envelope.
Please note that voting over the internet or telephone is the fastest way to ensure that we receive your vote in time for the shareholder meeting.
Choose one of the following methods to vote your shares:

1.	VOTE BY TOUCH-TONE: Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THIS CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.

2.	VOTE VIA INTERNET: Go to website listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions.

3.	VOTE BY MAIL: Vote, Sign and Date the enclosed proxy card and mail back using the enclosed pre-paid return envelope.
YOUR VOTE IS IMPORTANT, PLEASE VOTE YOUR SHARES TODAY.